UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   April 25, 2008 (April 24, 2008)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
On April 24, 2008, The Scotts Miracle-Gro Company (the “Company”) issued a press release announcing that it had initiated a series of proactive steps aimed at strengthening its product registration practices and procedures with state and federal regulatory agencies and announcing the recall of its Bonus S Max and Turf Builder Plus 2 Max fertilizer products from retail customers and consumers. The two products together represent less than 1% of the Company’s total sales.
The Company is still in the process of determining the cost of this product recall but currently believes that it will be in the range of $5 million to $10 million, which is incremental to the previously disclosed estimated product recall costs associated with the consumer recall of the Miracle-Gro® Shake ‘n Feed with Weed Preventer All Purpose Plant Food product and Scotts LawnServices product.
A copy of the Company’s press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (a)  Financial statements of businesses acquired:
                    Not applicable.
     (b) Pro forma financial information :
                    Not applicable.
     (c) Shell company transactions:
                    Not applicable.
     (d) Exhibits:

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on April 24, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: April 25, 2008	By:	/s/ David C. Evans
		Name:	Printed David C. Evans
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated April 25, 2008
The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on April 24, 2008